Exhibit 99.1
Alaska Communications Systems Announces Proposed Private Offering of
Convertible Notes
ANCHORAGE, Alaska, May 3, 2011 (BUSINESS WIRE) —
Alaska Communications Systems Group, Inc. (Nasdaq: ALSK) (“ACS”) announced today that it intends to offer, subject to market conditions and other factors, $100 million aggregate principal amount of its Convertible Notes due 2018 in a private placement. The notes will be offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended.
When issued, the notes will be unsecured obligations of ACS, subordinated in right of payment to ACS’s obligations under its senior credit facility as well as certain hedging agreements within the meaning of ACS’s senior credit facility. In addition, the notes will be fully and unconditionally guaranteed, on a joint and several unsecured basis, by all of ACS’s existing, majority-owned subsidiaries, other than its license subsidiaries, and certain of ACS’s future domestic subsidiaries. The note guarantees will be subordinated in right of payment to the note guarantor’s obligations under ACS’s senior credit facility as well as certain hedging agreements within the meaning of ACS’s senior credit facility.
Prior to February 1, 2018, the notes will be convertible only upon the occurrence of certain events and during certain periods, and thereafter, at any time until 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding the stated maturity date. Upon conversion, the conversion obligation will be settled, at ACS’s election, in cash, shares of ACS common stock or a combination thereof.
ACS intends to use the net proceeds from the offering for its general corporate purposes, including repaying certain of its indebtedness and funding its capital expenditures, all in accordance with its senior credit facility.
The notes, the note guarantees and the shares of ACS common stock issuable upon conversion, if any, will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable securities laws of any relevant jurisdiction.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
About Alaska Communications Systems Group, Inc.
Headquartered in Anchorage, ACS, through its subsidiaries, provides wireline, wireless and other telecommunications and technology services to consumer, business and enterprise customers in the State of Alaska and beyond using its statewide and interstate network.
Forward-Looking Statements
This press release contains forward-looking statements, including those relating to: the notes offering and aggregate principal amount of the notes; use of the net proceeds of the offering. Forward-looking statements provide current expectations or forecasts of future events and are indicated by such words as “believes,” “expects,” “intends” and similar words and are not guarantees of future performance, nor should they be relied upon as representing ACS’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation, ACS’s ability to effectively execute its business and capital plans; changes in general economic and market conditions, including the stock market; changes in interest rates, including interest rate resets; and changes in the competitive environment, including the possible entry of Verizon Wireless, either by itself or by partnering with a local provider, into the Alaskan wireless market. Additional risks and uncertainties and other information concerning factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements are available in the company’s annual report on Form 10-K for the year ended December 31, 2010, the company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2011 and subsequent filings with the Securities and Exchange Commission. ACS specifically disclaims any obligation to update these statements.
CONTACT:
ACS Corporate Communications
Heather Cavanaugh, 907-564-7722
Director, Corporate Communications
heather.cavanaugh@acsalaska.com
or
Michael Allen, 907-564-7556
Vice President, Investor Relations and Financial Planning & Analysis
investors@acsalaska.com
SOURCE: Alaska Communications Systems Group, Inc.